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                                                                    Exhibit 16.2



 February 7,2006


 Securities and Exchange Commission
 100 F Street, NE
 Washington, DC 20549

 Ladies and Gentlemen:

We have read the statements of Delek US Holdings, Inc. pertaining to our firm included under "CHANGE IN ACCOUNTANTS" on page 125 of its Form S-1 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained under that caption therein.

 Sincerely,

/s/Mayer Hoffman McCann P.C.


 Mayer Hoffman McCann P.C.